Exhibit 10.1

EIGHTH AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the “Amendment”) is made effective as of the 15th day of April, 2008, by and among FARM & HOME OIL COMPANY LLC, a Pennsylvania limited liability company (“F&H”), UNIVEST NATIONAL BANK AND TRUST CO., as Agent (“Agent”) and UNIVEST NATIONAL BANK AND TRUST CO., as Lender, WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender, FULTON BANK, as Lender and CITIZENS BANK OF PENNSYLVANIA, as a Lender (collectively, the “Lenders” and each a “Lender”).

BACKGROUND

A.                                   F&H, Agent and the Lenders named therein are parties to that certain Amended and Restated Loan and Security Agreement dated as of December 16, 2004 (as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated January 10, 2005, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated July 13, 2005, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated August 19, 2005, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated December 7, 2005, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated December 22, 2006, that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated November 20, 2007, that certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated February 8, 2008 and as the same may be further amended, modified, supplemented or restated from time to time, the “Loan Agreement”).

B.                                     F&H, Agent and Lenders desire to further amend the Loan Agreement as set forth herein.

C.                                     Capitalized terms used herein and not otherwise defined shall have the meanings provided for such terms in the Loan Agreement.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.                                       Division; Sale of Interests; Consent.

(a)                                  Pursuant to that certain (i) plan of division dated April 15, 2008 (the “Plan”) and (ii) Articles of Division filed with the Secretary of State of the Commonwealth of Pennsylvania on or about the date hereof (the “Articles”), F&H is dividing into two (2) separate Pennsylvania limited liability companies pursuant to Section 8961 of the Pennsylvania Limited Liability Company Law of 1994 (the “Division”), which limited liability companies shall be F&H, as the surviving company, and Farm & Home Retail Oil Company LLC (“Retail LLC”) as the new company.

(b)                                 From and after the Division, (i) Retail LLC will engage in the business of (the “Retail Business”) (A) distributing liquid fuels and propane gas to residential and small commercial customers, including through cardlock fueling stations, in eastern Pennsylvania and (B) providing heating, ventilating and air conditioning services to residential and small commercial customers; (ii) F&H will continue to engage in all of the business it engaged in immediately prior to the Division, other than the Retail Business and (iii) all of the assets and liabilities of F&H used in the Retail Business and listed on Exhibit “A” hereto will be transferred and allocated to and assumed by Retail LLC (collectively, the “Transferred Property”).

(c)                                  In addition, immediately following consummation of the Division, all of the membership interests in Retail LLC will be sold (the “Sale”) by Buckeye Energy Holdings LLC (“Buckeye”) to Inergy Propane, LLC pursuant to that certain Purchase Agreement dated March 3, 2008 among F&H, Buckeye Energy Holdings LLC and Inergy Propane, LLC (the “Purchase Agreement”).

(d)                                 The Plan, Articles and Purchase Agreement are referred to herein, collectively, as the “Transaction Documents”.  The copies of the Transaction Documents attached hereto as Exhibit “B” are true and complete copies of such documents, none of which have been modified or amended.

(e)                                  Subject to the terms and conditions of this Amendment, Agent and each Lender hereby consent to the Division and the Sale, in each case on the terms and conditions set forth in the Transaction Documents and, as of the Closing Date (as defined in the Purchase Agreement), release their liens on that portion of the Collateral constituting Transferred Property, and acknowledge and agree that Retail LLC is not subject to the Loan Agreement and other Loan Documents.  Solely for the purpose of avoiding the occurrence of a Default or Event of Default which would be caused by the Division and the Sale, Agent and each Lender hereby waive compliance with those provisions of the Loan Agreement and the other Loan Documents which would prohibit the Division and the Sale.

2.                                       F&H Post-Division and Sale.  F&H represents and warrants to Agent and each Lender that:

(a)                                  The transactions contemplated by the Transaction Documents have been or will be consummated in accordance with the terms and conditions set forth in the Transaction Documents.

(b)                                 After giving effect to the Division and Sale, Buckeye will continue to own all of the membership interests in F&H.

(c)                                  After giving effect to the Division and Sale, except solely with respect to the Transferred Property, F&H remains the sole legal and beneficial owner of all assets, properties, rights and remedies owned by F&H immediately prior to the Division and Sale, subject only to the liens and encumbrances therein permitted pursuant to the terms of the Loan Agreement and the other Loan Documents.

(d)                                 After giving effect to the Division and Sale, F&H remains directly responsible for the payment and performance of all indebtedness, liabilities, obligations and covenants under the Loan Agreement and each of the other Loan Documents.

(e)                                  F&H hereby ratifies and confirms its prior grant to Agent for the benefit of Agent and each Lender of all of the security interests, liens, rights, remedies and authorities of Agent and each Lender with respect to F&H (other than with respect to Retail LLC) and F&H’s assets (other than with respect to the Transferred Property) set forth in the Loan Agreement and each of the other Loan Documents.

(f)                                    After giving effect to the Division, the Sale and transfer of the Transferred Property, F&H continues to have all licenses, permits, contracts, consents and other approvals necessary for the continued operation of its business as in effect immediately prior thereto (except with respect to the Retail Business).

3.                                       Additional Documents.  On or before the date hereof, and in addition to all other requirements set forth in this Amendment, F&H shall execute and deliver, or cause to be executed and delivered, as applicable, to Agent at F&H’s sole cost and expense,

(a)                                  an officer’s certificate of F&H certifying as true and correct (i) the Articles, (ii) the Plan, (iii) incumbency of F&H’s officer’s and directors and (iv) the resolutions of the members and managers with respect to the transactions contemplated hereby; and

(b)                                 such additional documents, agreements, assignments, amendments, certificates and other items as Lenders may reasonably request to evidence or effect the terms hereof or of any documents executed in connection herewith, or to further evidence, effect, enforce or protect any of the terms hereof or the rights or remedies granted or intended to be granted to Agent and/or Lenders herein or therein.

All such documents, agreements, assignments, amendments, certificates, consents and other items shall be in form and content reasonably acceptable to Agent.  F&H hereby authorizes Agent to file any and all financing statements, amendments and continuations thereto in any jurisdictions and with any filing offices as Agent may determine, in its sole discretion, as necessary or advisable to evidence, perfect or continue all security interests granted to Agent, for its benefit and the benefit of Lenders including, without limitation its security interest in all assets of F&H.  Such financing statements may describe the collateral in the same manner as described in the Loan Agreement, as amended, or any security agreement or pledge agreement entered into in connection therewith or may contain an indication or description of collateral that describes such property in any other manner as Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the continuing perfection of the security interest in the Collateral including, without limitation, Agent’s security interest in all assets of F&H and such description may describe such property as “All present and future assets of Debtor and all products and proceeds thereof, wherever located.”  F&H hereby authorizes Agent to file such other items as Agent may reasonably require to evidence or perfect Agent’s continuing security interests and liens in and against the Collateral, including, without limitation, all assets of F&H.  F&H agrees to join with Agent in notifying any third party with possession of any Collateral of Agent’s security interest therein and in obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Agent, as agent for the Lenders.  F&H will cooperate with Agent in obtaining control with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights and electronic chattel paper.

4.                                       References.  From and after the date hereof:

(a)                                  All references in the Loan Agreement (including this Amendment) and each of the other Loan Documents to “Borrower” shall continue to mean F&H as the surviving company of the Division;

(b)                                 All references in the Loan Agreement (including this Amendment) and the other Loan Documents to the “Collateral” shall mean the Collateral, as amended hereby (i.e., removing the Transferred Property from the definition of Collateral);

(c)                                  All references in the Loan Agreement (including this Amendment) and the other Loan Documents to the “assets of F&H” (or similar terms or phrases) shall mean the assets of F&H, as amended hereby (i.e., not including the Transferred Property); and

(d)                                 All references in the Loan Agreement (including this Amendment) and the other Loan Documents to the “Loan Agreement” shall mean the Loan Agreement, as amended hereby.

5.                                       Further Agreements and Representations.  F&H does hereby:

(a)                                  ratify, confirm and acknowledge that the Loan Agreement, as amended, and the other Loan Documents continue to be and are valid, binding and in full force and effect;

(b)                                 covenant and agree to perform all obligations of F&H contained herein, under the Loan Agreement, as amended, and the other Loan Documents;

(c)                                  acknowledge and agree that as of the date hereof F&H has no defense, set-off, counterclaim or challenge against the payment of any sums owing under Loan Documents and, other than any defense, set-off, counterclaim or challenge arising under (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies, the enforcement of any of the terms of the Loan Agreement, as amended, or the other Loan Documents;

(d)                                 acknowledge and agree that all representations and warranties of F&H contained in the Loan Agreement and/or the other Loan Documents, as amended, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof;

(e)                                  represent and warrant that, after giving effect to the Plan, the Division, the Sale, the transfer of the Transferred Property and this Amendment, no Default or Event of Default exists;

(f)                                    all information described in the foregoing Background above is true, accurate and complete;

(g)                                 acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the other Loan Documents, and, except solely with respect to the Transferred Property, do not constitute a release, termination or waiver of any of the rights or remedies granted to Agent or any Lender therein, which rights and remedies are hereby ratified, confirmed, extended and continued as security for the Obligations; and

(h)                                 acknowledge and agree that F&H’s failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Loan Agreement and each of the Loan Documents, subject to any applicable cure periods contained therein.

6.                                       Additional Documents; Further Assurances.

(a)                                  F&H covenants and agrees to execute and deliver to Agent, or to cause to be executed and delivered to Agent contemporaneously herewith, at the sole cost and expense of F&H, this Amendment and any and all other documents, agreements, statements, resolutions, certificates, consents and information contemplated by this Agreement.  Agent and each Lender covenant and agree to execute and deliver to F&H, or to cause to be executed and delivered to F&H contemporaneously herewith, this Amendment and any and all other documents, agreements, statements, resolutions, certificates, consents and information contemplated by this Agreement.

(b)                                 F&H further covenants and agrees to execute and deliver to Agent or to cause to be executed and delivered at the sole cost and expense of F&H, from time to time, any and all other documents, agreements, statements, certificates and information as Agent or any Lender shall reasonably request to evidence or effect the terms hereof, the Loan Agreement, as amended, or any of the other Loan Documents, or to enforce or to protect Agent’s and each Lender’s interest in the Collateral.  All such documents, agreements, statements, etc., shall be in form and content acceptable to Agent in its reasonable discretion.

(c)                                  Agent and each Lender further covenant and agree to execute and deliver to F&H or to cause to be executed and delivered at the sole cost and expense of F&H from time to time, any and all other documents, agreements, statements, certificates and information as F&H shall reasonably request to evidence or effect the terms hereof, the Loan Agreement, as amended, or any of the other Loan Documents.  All such documents, agreements, statements, etc., shall be in form and content acceptable to F&H in its reasonable discretion.

7.                                       Inconsistencies.  To the extent of any inconsistency between the terms, conditions and provisions of this Amendment and the terms, conditions and provisions of the Loan Agreement or the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail.  All terms, conditions and provisions of the Loan Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by F&H.

8.                                       Intentionally Omitted.

9.                                       No Waiver.  Except as expressly set forth in this Amendment, nothing contained in this Amendment and no actions taken pursuant to the terms hereof are intended to nor shall they constitute a waiver by Agent or any Lender of any rights or remedies available to Agent or any Lender at law or in equity or as provided in the Loan Agreement or the other Loan Documents.

10.                                 Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.                                 Severability.  The provisions of this Amendment and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

12.                                 Modifications.  No modification of this Amendment or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

13.                                 Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflict of law principles.

14.                                 Headings.  The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

15.                                 Termination/Prepayment Notice.  Agent, each Lender and F&H acknowledge and agree that the termination notice to Agent from F&H dated March 7, 2008 shall be deemed null and void and of no effect as if it were never delivered.  Further, Agent and each Lender waive the thirty (30) day prior written notice requirement for a termination and prepayment set forth in Section 3.6 of the Loan Agreement (provided, that any such termination and prepayment shall remain subject to the provisions of Section 3.12 of the Loan Agreement).

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

FARM & HOME OIL COMPANY LLC, a
Pennsylvania limited liability company

By:	/s/ James M. Boyd
Name/Title:	James M. Boyd/CFO

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UNIVEST NATIONAL BANK AND
TRUST CO., as Agent and a Lender

By:	/s/ Phillip C. Jackson
Name/Title:	Phillip C. Jackson, EVP &
Market President

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WACHOVIA BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Paul Pritchett
Name/Title:	Paul Pritchett/Vice President

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FULTON BANK, as a Lender

By:	/s/Christopher M. Markley
Name/Title:	Christopher M. Markley, SVP

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CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Daniel J. Astolfi
Name/Title:	Daniel J. Astolfi, SVP